                                                                    Exhibit 23.2


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BANK OF COMMERCE 1989 Stock Option Plan and the BANK OF COMMERCE 1998 Stock Plan of U.S. Bancorp of our report dated January 20, 1999, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Ernst & Young, LLP


Ernst & Young, LLP
Minneapolis, Minnesota
July 6, 1999